UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Exchange Act of 1934

December 2, 2008

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	As reported in its news release dated December 2, 2008, John P. (Pat) Reddy, senior vice president and chief financial officer of Atmos Energy Corporation, has notified the company of his resignation, effective December 31, 2008.

(c)	As was also reported in its news release dated December 2, 2008, F.E. (Fred) Meisenheimer, vice president and controller, has been appointed by the board of directors of Atmos Energy to also serve as interim chief financial officer, effective January 1, 2009, until a successor is appointed. Mr. Meisenheimer, 64, has served as vice president and controller of Atmos Energy since July 2000. Atmos Energy has not entered into any new material plan, contract or arrangement to which Mr. Meisenheimer is a party or in which he participates, or any material amendment thereto, nor has Mr. Meisenheimer received any grant or award under any plan, contract or arrangement, in connection with the appointment described above.

A copy of the news release issued on December 2, 2008 announcing these management changes is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	News Release issued by Atmos Energy Corporation dated December 2, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: December 3, 2008	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	News Release issued by Atmos Energy Corporation dated December 2, 2008

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